                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PRO ELITE, INC.

                                    ---------


To:   The Secretary of State
      State of New Jersey

            Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age end acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

            FIRST: The name of the corporation (hereinafter called the "corporation") is PRO ELITE, INC.

            SECOND: The corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, and, in addition and without limiting the generality of the foregoing, for the following purpose or purposes:

            To engage in the business of licensing products.

            To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect o(pound), and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, and merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery,

                                  [0100511217]

                                                                    [0100511217]


      implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

            To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of'; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

            To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes and any
            improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes,
            copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                  (c) franchises, licenses, grants, and concessions.

                                                                    [0100511217]


                  To have all of the powers conferred upon corporations
            organized under the New Jersey Business Corporation Act.

            THIRD: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

            FOURTH: The address of the initial registered office of the corporation within the State of New Jersey is c/o The Prentice-Hall Corporation System, New Jersey, Inc., 150 West State Street, Trenton, New Jersey 08608; and the name of the initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.,

            FIFTH: The number of directors constituting the first Board of Directors of the corporation is two; and the name and the address of the persons who are to serve as the first directors of the corporation are as follows:

        NAME                                     ADDRESS
        ----                                     -------

      Robert Polsky                              759 Spinnaker Court
                                                 Secaucus, NJ 07094

      Michael Poisky                             759 Spinnaker Court
                                                 Secaucus, NJ 07094

            SIXTH: The name and the address of the incorporator are as follows:

        NAME                                     ADDRESS
        ----                                     -------

      Anna Shvab                                 15 Columbus Circle
                                                 New York, New York 10023-7773

            SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the
            affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

                                                                    [0100511217]


                  2. The Board of Directors shall have the power to remove
            directors for cause and to suspend directors pending a final determination that cause exists for removal.

                  3. The corporation shall, to the fullest extent permitted by
            Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said sections from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent The term -I corporate agent" as used herein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by any other applicable provision of law.

                  4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

            EIGHTH: The shareholders shall not have preemptive rights.

            NINTH: The duration of the corporation is to be perpetual.

      Signed on March 6, 1992


                                    /s/ Anna Shvab
                                   --------------------------------
                                   Anna Shvab, Incorporator

                                                                 F I L E D:

Secretary of State of the State of New Jersey                    AUG 25 1993

                                                               DANIEL J. DALTON
                                                              Seoretaty of State

         CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION
                               OF PRO ELITE. INC.


"Federal Employer Identification No."  22-316-18-66


      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.    The name of the corporation is Pro Elite, Inc.

2. The following amendments to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the corporation on the Second day of August, 1993:

      Resolved that Article First of the Certificate of Incorporation be amended to read as follows:

      The name of the corporation is Pro Elite Inc.

      Resolved that Article Third of the Certificate of Incorporation be amended to read as follows:

      The aggregate number of shares which the corporation shall have authority to issue is Twenty Million (20,000,000). all of which are with a par value of $.0001, and all of which are of the same class.

3. The number of shares outstanding at the time of the adoption of the amendment was 167. The total number of shares entitled to vote thereon was 167.

4.    The number of shares voting for and against such amendment is as follows:


      Number of Shares Voting for Amendment      Number of Shares Voting Against Amendment
      -------------------------------------      -----------------------------------------
                     167                                            0


      Dated August 2, 1993


                                                 Pro Elite, Inc.



                                                 By: /s/ Robert Polsky
                                                    ----------------------------
                                                     Robert Polsky, President

                             Department of Treasury
                               Division of Revenue
                                   PO Box 302
                         Trenton, New Jersey 08625-0302
                                 (609) 530-6400


                          APPLICATION FOR REINSTATEMENT


DIRECTIONS: TYPE ALL INFORMATION EXCEPT SIGNATURES.

     Corporation /X/    Non Profit / /    Limited / /     Limited Liability / /    Limited Liability / /
     14A:4-5            Corporation       Partnership     Company                  Partnership
                        15A:5             42:2A (LP)      42:2B (LLC)              42 (LLP)


 BUSINESS NAME: PRO ELITE INC.

 BUSINESS IDENTIFICATION NUMBER:          0100511217      STATE OF INCORPORATION/REGISTRATION:     NJ

 DATE OF INCORPORATION/REGISTRATION:      03/09/1992      REVOCATION DATE:                         09/09/1995


I HEREBY CERTIFY THAT PAYMENT HAS BEEN MADE OF ALL ANNUAL REPORT FEES AND FINES DUE TO THE TREASURER.

-------------------------------------------------------------------------------------------------------
C     Agent Name
O           Mark A. Feinberg, CPA
R     -------------------------------------------------------------------------------------------------
P     Agent Address
O           15-01 Broadway Suite 10-E, Fair Lawn, NJ 07410
R     -------------------------------------------------------------------------------------------------
A     Name
T           Michael Polsky
I     -------------------------------------------------------------------------------------------------
O     Signature                          (MUST BE CHAIRMAN OF THE BOARD, PRESIDENT OR VICE PRESIDENT)
N
S           /s/ Michael Polsky President                       Date: 7/7/99
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
      Agent Name

      -------------------------------------------------------------------------------------------------
LP/   Agent Address

      -------------------------------------------------------------------------------------------------
LLC/  Name                               (MUST BE GENERAL PARTNER OR AUTHORIZED REPRESENTATIVE)

      -------------------------------------------------------------------------------------------------
LLP   Name                               (MUST BE GENERAL PARTNER OR AUTHORIZED REPRESENTATIVE)

      -------------------------------------------------------------------------------------------------
      Signature                Date                   Signature                           Date

-------------------------------------------------------------------------------------------------------

FORM MUST BE SIGNED WITH TITLE AND DATE PROVIDED.

-------------------------------------------------------------------------------------------------------
MAIL TO: State of New Jersey             REMIT $270.00                           FOR OFFICIAL USE ONLY
         Division of Revenue                                                          FILED
         P.O. Box 302
         Trenton, N.J. 08625-0302                                                   JUL 8 1999
--------------------------------------------------------
IMPORTANT NOTICE                                                               James A. DiEleuterio, Jr.
                                                                                   State Treasurer
Failure to notify the Treasurer of a change in the registered agent name or registered office address will result in the penalty set forth by law.

-------------------------------------------------------------------------------------------------------

================================================================================

                                   MEMORANDUM

INTER-DEPARTMENTAL COMMUNICATION          NJ DEPARTMENT OF THE TREASURY
================================================================================

TO:       THE HONORABLE JAMES A. DIELEUTERIO, JR
          TREASURER, STATE OF NEW JERSEY

FROM:     ROBERT K.THOMPSON, DIRECTOR

BY:       LORA POLAK, AUDITOR
          ANDREW PANTELIDES, SUPERVISOR OFFICE AUDIT SERVICE
          PHONE # 984-6594

SUBJECT:  CERTIFICATION FOR REINSTATEMENT     DATE: JULY 7, 1999

          IN THE MATTER OF:


PETITIONING CORPORATION:    PRO ELITE INC.

CORPORATION SERIAL NUMBER:  0100-5112-17

FEDERAL IDENTIFICATION:     223-181-688/000

DATE OF VOIDANCE:           SEPTEMBER 9,1995

DATE OF REINSTATEMENT:

                  CERTIFICATION:
                    AS OF THE ABOVE DATE OF THIS MEMORANDUM. THE TAX RETURNS
                  REQUIRED TO BE FILED WITH THE DIVISION OF TAXATION BY THE PETITIONER PURSUANT TO TITLE 64 AND 64A OF THE REVISED STATUTES OF NEW JERSEY HAVE BEEN FILED AND THE TAXES REPORTED TO BE DUE THEREON HAVE BEEN PAID.



                  CERTIFICATION NOT VALID AFTER:      OCTOBER 7, 1999

                    IF THE CORPORATION'S CHARTER IS NOT REINSTATED WITHIN NINETY
                  (90) DAY PERIOD, THE CORPORATION MUST THEN REAPPLY TO THE DIVISION OF TAXATION IN ORDER THAT A NEW CERTIFICATION BE ISSUED.


                                              ==================================
                                               FAX TO:        TERRI
                                               FAX PH#:       609 530-4989
                                               MESSAGE:       PLEASE EXPEDITE
                                              ==================================

================================================================================

                               STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                      FILING CERTIFICATION (CERTIFIED COPY)



                                 PRO ELITE INC.

            I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT THE BELOW
LISTED DOCUMENT(S) AND THAT THE FOREGOING IS A TRUE COPY OF THE CERTIFICATE OF INCORPORATION NAME CHANGE AND REINSTATEMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE ON THE DATE SET FORTH ON EACH INSTRUMENT AND NOW REMAINING ON FILE AND OF RECORD IN MY OFFICE.

                                             IN TESTIMONY WHEREOF, I HAVE
                                                HEREUNTO SET MY HAND AND AFFIXED
                                                MY OFFICIAL SEAL AT TRENTON,
                                                THIS 26TH DAY OF DECEMBER, 2000

[SEAL]

                                             /s/ ROLAND M MACHOLD
                                             --------------------
                                             ROLAND M MACHOLD
                                                TREASURER

================================================================================

================================================================================

                               STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                     FILING CERTIFICATION (CERTIFIED COPY)

                                 PRO ELITE INC.
                                   0100511217

            I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT A CERTIFICATE OF AMENDMENT ON JANUARY 26TH, 2001 AND THAT THE ATTACHED IS A TRUE COPY OF THIS DOCUMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE AND NOW REMAINING ON FILE AND OF RECORD.

                                             IN TESTIMONY WHEREOF, I HAVE
                                                HEREUNTO SET MY HAND AND AFFIXED
                                                MY OFFICIAL SEAL AT TRENTON,
                                                THIS 29TH DAY OF JANUARY, 2000

[SEAL]

                                             /s/ ROLAND M MACHOLD
                                             --------------------
                                             ROLAND M MACHOLD
                                                TREASURER

================================================================================

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRO ELITE, INC.

To:   The Secretary of State
      State of New Jersey


      Pursuant to the provisions of Sections 1.4A:9-2(4)and 14a:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is Pro Elite, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 27th day of December, 2000:

      ARTICLE THIRD of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

            The total number of shares of Common Stock which the corporation shall have authority to issue is fifty million (50,000,000) shares at a par value of $.0001 per share. All such shares are of one class and are shares of Common Stock.

            The total number of shares of Preferred Stock which the corporation shall have authority to issue is twenty million (20,000,000), par value $.0001 per share and HAVING THE rights, preferences and privileges as the Board of Directors shall determine from time to time.

            At the effective time of this amendment to the certificate of incorporation, each six (6) shares of Common Stock outstanding as of January 9, 2001 shall automatically be combined into one (1) share of Common Stock. The fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof the Corporation shall round up the number of shares to be issued to any holder of fractional share and issue one whole share for each such fractional interest.

3. The number of shares of common stock outstanding at the time of the adoption of the amendment was: 2,984,128

      The total number of shares entitled to vote thereon was: 3,518,118.

4. The number of shares voting for and against such amendment is as follows:

Number of Shares                               Number of Shares Voting
Voting For Amendment                           Against Amendment
--------------------                           -----------------------

1,886,360 shares                               none


                                               By: /s/ Robert Polsky,
                                                   -----------------------------
                                                   Robert Polsky,
                                                   Chairman of the Board and
                                                   Chief Executive Officer

Dated this 27th day of
December, 2000:

================================================================================

                               STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                      FILING CERTIFICATION (CERTIFIED COPY)


                                 PRO ELITE INC.
                                   0100511227

            I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT A CERTIFICATE OF AMENDMENT ON FEBRUARY 1ST, 2001 AND THAT THE ATTACHED IS A TRUE COPY OF THIS DOCUMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE AND NOW REMAINING ON FILE AND OF RECORD.


                                             IN TESTIMONY WHEREOF, I HAVE
                                                HEREUNTO SET MY HAND AND AFFIXED
                                                MY OFFICIAL SEAL AT TRENTON,
                                                THIS 5TH DAY OF FEBRUARY, 2007

[SEAL]

                                             /s/ PETER R LAWRANCE
                                             --------------------
                                             PETER R LAWRANCE
                                                TREASURER

================================================================================

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PRO ELITE, INC.

            Pursuant to the provisions of Section 19A: 7-2(2), corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following certificate of amendment to its certificate of incorporation:

            1. The name of the corporation is Pro Elite, Inc.

            2. The following amendment to the certificate of incorporation was approved by the board of directors on the 30th day of January, 2001:

            RESOLVED, that, pursuant to the authority granted to and vested in the board of directors of the Corporation in, accordance with the provisions of the Corporation's Certificate of Incorporation, as amended, the board of directors hereby amends the Certificate of Incorporation to designate one series of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                        1. DESIGNATION AND AMOUNT. The shares of Preferred Stock shall be designated as 12,000,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock");

                        2. VOTING RIGHTS. Except as otherwise set forth in these resolutions with respect to the Series A Preferred Stock, or as otherwise required by law, holders of each share of Series A Preferred Stock shall be entitled to vote together with the holders of shares of common stock as a single class on all matters submitted for a vote of stockholders and shall be entitled to notice of all stockholders' meetings and to act by written consent in the same manner as the holders of the common stock.

                                    Each holder of Series A Preferred Stock
                        shall be entitled to cast ten votes for each share of Series A

                        Preferred Stock held by such holder at any meeting of stockholders of the Corporation or in taking action by written consent of the stockholders in accordance with the Corporation's By-laws or the New Jersey Business Corporation Act.

                                    So long as any shares of Series A Preferred
                        Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of all outstanding shares of Series A Preferred Stock, voting separately as a class; (i) amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the By-laws of the Company in any way which would impair the rights of the holders of Series A Preferred Stock, (ii) authorize, or increase the authorized amount of, any additional class or series of stock, or issue any shares of stock, having rights or preferences superior to those of the Series A Preferred Stock or (iii) effect any reclassification of the Series A Preferred Stock.

                        3. DIVIDEND RIGHTS. The holders of Series A Preferred Stock shall be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to ten times the per share amount of any dividend declared on the Corporation's common stock, which dividend shall be payable in arrears with respect to any shares of Series A Preferred Stock on the date of conversion of such shares into common stock of the Corporation in accordance with paragraph 5 hereof.


                        4. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, as a liquidation preference, an amount per share equal to the sum of (a) the original issue valuation of $0.16 per share and (b) an amount equal to any accrued and unpaid dividends per share to the payment date, and no more, before any payment or distribution is made to the holders of the corporation's common stock, or any other series or class of the Corporation's stock that ranks junior as to liquidation rights to the Series A Preferred Stock,

                                    If the assets and funds thus available for
                        distribution to the holders of the Series A Preferred stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire amount of assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each such holder. After payment in full of the liquidation preference on the shares of Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

                                    Neither a consolidation, merger or other
                        business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

                        5. CONVERSION RIGHTS. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into ten fully paid and nonassessable shares of the Corporation's common stock without the payment of any additional consideration by the holder thereof opting to so convert.

                        6. ADJUSTMENT OF CONVERSION RATIO. The number of shares issuable upon conversion of the Series A Preferred stock shall be adjusted in the event of a stock split, merger, consolidation or reorganization the Corporation or its common stock so that, in addition to ten shares of common stock for each share of Series A Preferred Stock so converted, the holder shall receive such additional shares or other securities or property as the holder would have been entitled to receive had it been, at the record or effective date of such event, the holder of the shares of common stock deliverable upon conversion.

            ; and it is further

            RESOLVED, that the Certificate of incorporation of the corporation be amended to effect the intent of the foregoing resolutions, and the officers of: the Corporation be, and they are hereby, authorized and directed, to file, with the

            Secretary of State of the state of New Jersey. a Certificate of Amendment to the certificate of Incorporation, in substantially the fore attached hereto as Exhibit D with such changes as they deem necessary ox appropriate; and it is further

            3. The foregoing resolution was adopted an said date by the board of directors in accordance with the authority granted to the board by the certificate of incorporation of the corporation.

            4. The certificate of incorporation is hereby amended so that the designation and number of shares of the class and series acted upon in the aforesaid resolutions, and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.


Dated this 30th day of January 2001.

                                            PRO ELITE, INC.

                                            8y: /s/ Robert Polsky
                                               ---------------------------
                                               Robert Polsky, Chairman and
                                               Chief Executive Officer